Exhibit 99.1

Duck Creek Technologies Announces Third Quarter Fiscal 2021 Financial Results

•	Third Quarter Fiscal 2021 Subscription revenue grew 56% year-over-year

•	SaaS Annual Recurring Revenue grew 64% year-over-year

BOSTON, MA Jul. 8, 2021 (GLOBE NEWSWIRE) — Duck Creek Technologies (NASDAQ: DCT), a provider of SaaS-delivered enterprise software to the property & casualty (“P&C”) insurance industry, today announced its financial results for the three and nine months ended May 31, 2021.

“Duck Creek continued to perform at a high level in the third quarter, highlighted by 56% subscription revenue growth,” said Michael Jackowski, Duck Creek’s Chief Executive Officer. “We signed several important wins with new and existing customers, including a substantial expansion with a Tier 1 carrier that is deploying Duck Creek OnDemand to additional lines of business.”

Mr. Jackowski added, “Our growing roster of successful Duck Creek OnDemand deployments is a clear demonstration that the P&C insurance industry is recognizing that our SaaS core systems platform can provide greater flexibility, faster innovation and a better customer experience than legacy systems. We remain at the early stages of this transformation and believe Duck Creek is well positioned to benefit for years to come.”

Third Quarter 2021 Financial Highlights

Revenue

•

Total revenue for the third quarter of fiscal year 2021 was $67.9 million, an increase of 26% from the comparable period in fiscal year 2020. Subscription revenue was $33.6 million, an increase of 56%; services revenue was $25.6 million, an increase of 6%; license revenue was $2.5 million, an increase of 15%; and maintenance revenue was $6.3 million, an increase of 4%.

•	SaaS annual recurring revenue, or SaaS ARR, was $124.1 million as of May 31, 2021, an increase of 64% from the comparable period in fiscal year 2020.

Profitability

•	GAAP loss from operations was $0.5 million for the third quarter of fiscal year 2021, compared with a GAAP loss from operations of $1.4 million for the comparable period in fiscal year 2020.

•	Non-GAAP income from operations was $4.8 million for the third quarter of fiscal year 2021, compared with non-GAAP income from operations of $2.9 million for the comparable period in fiscal year 2020.

•	GAAP net loss was $0.4 million for the third quarter of fiscal year 2021, compared with GAAP net loss of $2.0 million for the comparable period in fiscal year 2020.

•	Non-GAAP net income was $4.0 million for the third quarter of fiscal year 2021, compared with non-GAAP net income of $1.9 million for the comparable period in fiscal year 2020.

•

GAAP net loss per share was $0.00, based on basic weighted average shares outstanding of approximately 131.6 million shares as of May 31, 2021. Non-GAAP net income per share was $0.03 based on fully diluted weighted average shares outstanding of approximately 135.2 million shares as of May 31, 2021.

•	Adjusted EBITDA was $5.5 million for the third quarter of fiscal 2021, compared with adjusted EBITDA of $3.8 million for the comparable period in fiscal year 2020.

Liquidity

•

As of May 31, 2021, Duck Creek had $115.6 million in cash and cash equivalents, $256.0 million in short term investments and no debt. The Company had $6.9 million in cash provided by operating activities and had free cash flow of $6.6 million during the third quarter of fiscal year 2021, compared with $18.2 million in cash provided by operating activities and free cash flow of $16.8 million in the comparable period in fiscal year 2020.

The information presented above includes non-GAAP financial measures such as “non-GAAP income from operations,” “adjusted EBITDA,” “non-GAAP net income,” “non-GAAP net income per share,” and “free cash flow.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Business Outlook

Duck Creek is issuing the following outlook for the fourth quarter of fiscal 2021 and full year of fiscal 2021 based on current expectations as of July 8, 2021:

	Fourth Quarter Fiscal 2021	Full Year Fiscal 2021
Revenue	$68.5 million to $69.5 million	$258.0 million to $259.0 million
Subscription Revenue	$32.0 million to $32.5 million	$124.0 million to $124.5 million
Adjusted EBITDA	$3.5 million to $4.5 million	$15.6 million to $16.6 million

Conference Call Information

Duck Creek Technologies will host a conference call today, July 8, 2021, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at https://ir.duckcreek.com/. To access the call by phone, dial 1-833-570-1119 (domestic) or 1-914-987-7066 (international). A replay of this conference call will be available for a limited time at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using conference ID 5077088. A replay of the webcast will also be available for a limited time at https://ir.duckcreek.com/.

About Duck Creek Technologies

Duck Creek Technologies is a leading provider of core system solutions to the P&C and General insurance industry. By accessing Duck Creek OnDemand, the company’s enterprise Software-as-a-Service solution, insurance carriers are able to navigate uncertainty and capture market opportunities faster than their competitors. Duck Creek’s functionally-rich solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding Duck Creek’s expected outlook for fourth quarter fiscal 2021 and full year fiscal 2021, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements will be set forth in Duck Creek’s most recent Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on November 3, 2020 and any subsequent public filings. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of pandemics, including the on-going COVID-19 pandemic, on U.S. and global economies, Duck Creek’s business and results and financial condition, its employees, demand for its products, sales and implementation cycles, and the health of its customers’ and partners’ businesses; Duck Creek’s history of losses; changes in Duck Creek’s product revenue mix as it continues to focus on sales of its SaaS solutions, which will cause fluctuations in its results of operations and cash flows between periods; Duck Creek’s reliance on orders and renewals from a relatively small number of customers for a substantial portion of its revenue, and the substantial negotiating leverage customers have in renewing and expanding their contracts for Duck Creek’s solutions; the success of Duck Creek’s growth strategy focused on SaaS solutions and its ability to develop or sell its solutions into new markets or further penetrate existing markets; Duck Creek’s ability to manage its expanding operations; intense competition in Duck Creek’s market; third parties may assert Duck Creek is infringing or violating their intellectual property rights; U.S. and global market and economic conditions, particularly adverse in the insurance industry; additional complexity, burdens and volatility in connection with Duck Creek’s international sales and operations; the length and variability of Duck Creek’s sales and implementation cycles; data breaches, unauthorized access to customer data or other disruptions of Duck Creek’s solutions; the significant influence of Duck Creek’s largest shareholders on its management, business plans, and policies and any conflicts of interests therewith; and Duck Creek’s continued reliance on “controlled company” exemptions under the corporate governance standards of Nasdaq during the applicable phase-in periods.

Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share, and free cash flow. Adjusted EBITDA excludes provision for income taxes, other (income) expense, interest expense, net, depreciation of property and equipment, amortization of intangible assets, share-based compensation expense, and change in fair value of contingent earnout liability. Non-GAAP income from operations excludes share-based compensation expense, amortization of intangible assets and change in fair value of contingent earnout liability. Non-GAAP gross margin excludes share-based compensation expense, amortization of intangible assets, and amortization of capitalized internal-use software. Non-GAAP net income excludes share-based compensation expense, amortization of intangible assets and change in fair value of contingent earnout liability and the tax effect of such adjustments. Free cash flow consists of net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include SaaS ARR and SaaS Net Dollar Retention, which are calculated for all SaaS continuing software services, excluding the subscription revenue related to one legacy contract for a service no longer offered separately by the Company. SaaS ARR is calculated by annualizing recurring revenue recorded in the last month of the measurement period. SaaS Net Dollar Retention is a rate calculated by annualizing recurring revenue recorded in the last month of the measurement period for those customers in place throughout the entire measurement period. We divide the result by annualized recurring revenue from the month that is one year prior to the end of the measurement period, for all customers in place at the beginning of the measurement period.

The Company believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Duck Creek’s financial condition and results of operations. The Company’s management uses these non-GAAP financial measures and other metrics to manage its business, make planning decisions, evaluate its performance and allocate resources. The Company believes that the use of these non-GAAP financial measures and other metrics help investors and analysts in comparing its results across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income and cash flows from operating activities.

These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than the Company does or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, readers should examine the Company’s non-GAAP financial measures in conjunction with its historical GAAP financial information.

To the extent that the Company provides guidance on a non-GAAP basis, it does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Investor Contact:

Brian Denyeau

ICR

646-277-1251

Brian.denyeau@icrinc.com

Media Contact:

Paul Rechichi

Racepoint Global

617 624 3295

prechichi@racepointglobal.com

Sam A. Shay

Duck Creek Technologies

857 201 5784

sam.shay@duckcreek.com

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited, in thousands except share and per share amounts)

	May 31,	August 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$115,637	$389,878
Short-term investments	256,028	—
Accounts receivable, net	37,177	29,149
Unbilled revenue	22,491	18,121
Prepaid expenses and other current assets	11,838	12,186

Total current assets	443,171	449,334
Property and equipment, net	16,008	18,113
Operating lease assets	15,498	18,171
Goodwill	272,455	272,455
Intangible assets, net	69,425	81,687
Deferred tax assets	2,226	1,550
Unbilled revenue, net of current portion	2,576	3,487
Other assets	16,679	16,303

Total assets	$838,038	$861,100

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,693	$1,802
Accrued liabilities	42,485	58,202
Contingent earnout liability	4,878	3,701
Lease liability	3,007	3,611
Deferred revenue	28,743	30,397

Total current liabilities	80,806	97,713
Contingent earnout liability, net of current portion	—	3,391
Lease liability, net of current portion	18,342	21,739
Deferred revenue, net of current portion	4	379
Other long-term liabilities	4,285	4,121

Total liabilities	103,437	127,343

Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, 134,217,410 shares issued and 131,660,379 shares outstanding at May 31, 2021, 133,269,301 shares issued and 130,713,745 shares outstanding at August 31, 2020, 300,000,000 shares authorized at May 31, 2021 and August 31, 2020, par value $0.01 per share	1,342	1,333
Preferred stock, 0 shares outstanding, 50,000,000 shares authorized at May 31, 2021 and August 31, 2020, par value $0.01 per share	—	—
Treasury stock, common shares at cost; 2,557,031 shares at May 31, 2021 and 2,555,556 shares at August 31, 2020	(64,745)	(64,688)
Accumulated deficit	(35,706)	(24,334)
Accumulated other comprehensive income	79	—
Additional paid in capital	833,631	821,446

Total stockholders’ equity	734,601	733,757

Total liabilities and stockholders’ equity	$838,038	$861,100

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited, in thousands except share and per share amounts)

	For the Three Months Ended May 31,		For the Nine Months Ended May 31,
	2021	2020	2021	2020
Revenue:
Subscription	$33,552	$21,555	$92,069	$59,368
License	2,474	2,160	7,412	5,431
Maintenance and support	6,329	6,064	18,404	17,791
Professional services	25,583	24,174	71,611	70,760

Total revenue	67,938	53,953	189,496	153,350
Cost of revenue[1]:
Subscription	12,045	8,721	33,540	24,871
License	535	506	1,369	1,347
Maintenance and support	855	710	2,556	2,475
Professional services	14,315	13,459	42,857	38,839

Total cost of revenue	27,750	23,396	80,322	67,532

Gross margin	40,188	30,557	109,174	85,818

Operating expenses[1]:
Research and development	12,255	10,197	36,040	29,424
Sales and marketing	13,628	11,723	40,390	33,539
General and administrative	15,238	10,184	44,273	29,916
Change in fair value of contingent consideration	(389)	(190)	(291)	21

Total operating expenses	40,732	31,914	120,412	92,900

Loss from operations	(544)	(1,357)	(11,238)	(7,082)
Other income (expense), net	546	(316)	1,009	(96)
Interest expense, net	(6)	(60)	(87)	(386)

Loss before income taxes	(4)	(1,732)	(10,316)	(7,564)
Provision for income taxes	353	267	1,056	889

Net loss	$(357)	$(1,999)	$(11,372)	$(8,453)

Net loss per share information[2]
Net loss per share of common stock, basic and diluted	$0.00	$—	$(0.08)	$—
Weighted average shares of common stock, basic and diluted	131,613,003	—	130,992,672	—

(1) Amounts include share-based compensation expense as disclosed in the following table:

	Three Months Ended May 31,		Nine Months Ended May 31,
	2021	2020	2021	2020
Cost of subscription revenue	$90	$—	$302	$10
Cost of maintenance and support revenue	7	1	22	3
Cost of services revenue	253	36	2,003	103
Research and development	285	97	1,505	285
Sales and marketing	199	93	2,493	257
General and administrative	863	253	2,980	747

Total share-based compensation expense	$1,697	$480	$9,305	$1,404

(2) Prior to Duck Creek’s initial public offering in August 2020, there were no shares of common stock outstanding, and the membership structure of Duck Creek Technologies consisted of limited partnership units. Accordingly, comparable period net loss per share has not been presented because it would not be meaningful to the users of the Company’s consolidated financial statements.

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	For the Three Months Ended May 31,		For the Nine Months Ended May 31,
	2021	2020	2021	2020
Operating activities:
Net loss	$(357)	$(1,999)	$(11,372)	$(8,453)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation of property and equipment	790	828	2,377	2,350
Amortization of capitalized software	510	154	1,506	205
Amortization of intangible assets	4,087	4,268	12,262	12,803
Amortization of deferred financing fees	28	67	85	106
Share-based compensation expense	1,697	480	9,305	1,404
Loss on change in fair value of contingent earnout liability	(389)	(190)	(291)	21
Bad debt expense	654	137	664	65
Deferred taxes	(161)	(169)	(676)	(146)
Other non-cash items	(37)	—	(37)	—
Changes in operating assets and liabilities
Accounts receivable	(3,093)	1,823	(8,693)	(4,301)
Unbilled revenue	(100)	2,756	(3,459)	(1,182)
Prepaid expenses and other current assets	3,373	1,697	262	96
Other assets	303	(465)	(376)	(4,101)
Accounts payable	387	(472)	895	(304)
Accrued liabilities	4,269	7,983	(6,402)	9,323
Deferred revenue	(1,706)	(50)	(2,029)	214
Operating leases	565	1,514	(1,328)	199
Cash settlement of vested phantom stock	(2,171)	—	(9,075)	—
Other long-term liabilities	(1,774)	(166)	164	(52)

Net cash provided by (used in) operating activities	6,875	18,196	(16,218)	8,247

Investing activities:
Purchase of short-term investments	—	—	(287,912)	—
Maturities of short-term investments	32,000	—	32,000	—
Capitalized internal-use software	(114)	(885)	(864)	(2,440)
Purchase of property and equipment	(162)	(470)	(834)	(3,164)

Net cash used in investing activities	31,724	(1,355)	(257,610)	(5,604)

Financing activities:
Proceeds from follow-on offering, net of issuance costs	—	—	3,452	—
Payment of deferred IPO costs	—	—	(3,650)	—
Payment of deferred Class E offering costs	—	—	(192)	(2,552)
Proceeds from issuance of Class E Units, net of issuance costs	—	(2,780)	—	212,888
Payment on redemption of Class A and Class B Units	—	—	—	(198,000)
Purchase of treasury stock	—	—	(57)	—
Proceeds from stock option exercises	964	—	1,957	—
Payments of contingent earnout liability	—	(374)	(1,923)	(3,555)
Proceeds from revolving credit facility	—	—	—	5,000
Payments on revolving credit facility	—	—	—	(9,000)
Payment of deferred financing costs	—	(480)	—	(228)

Net cash provided by (used in) financing activities	964	(3,634)	(413)	4,553

Net increase (decrease) in cash and cash equivalents	39,563	13,207	(274,241)	7,196
Cash and cash equivalents – beginning of period	76,074	5,988	389,878	11,999

Cash and cash equivalents – end of period	$115,637	$19,195	$115,637	$19,195

Duck Creek Technologies, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2021	2020	2021	2020
GAAP Gross Margin	$40,188	$30,557	$109,174	$85,818
Share-based compensation expense	350	39	2,327	116
Amortization of intangible assets	1,186	1,187	3,559	3,559
Amortization of capitalized internal-use software	510	154	1,506	205

Non-GAAP Gross Margin	$42,234	$31,937	$116,566	$89,698

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2021	2020	2021	2020
GAAP Loss from Operations	$(544)	$(1,357)	$(11,238)	$(7,082)
Share-based compensation expense	1,697	480	9,305	1,404
Amortization of intangible assets	3,994	3,994	11,982	11,982
Change in fair value of contingent earnout liability	(389)	(190)	(291)	21

Non-GAAP Income from Operations	$4,758	$2,927	$9,758	$6,325

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2021	2020	2021	2020
GAAP Net Loss	$(357)	$(1,999)	$(11,372)	$(8,453)
Provision for income taxes	353	267	1,056	889
Other (income) expense	(546)	316	(1,009)	96
Interest expense, net	6	60	87	386
Depreciation of property and equipment	790	828	2,377	2,350
Amortization of intangible assets	3,994	3,994	11,982	11,982
Share-based compensation expense	1,697	480	9,305	1,404
Change in fair value of contingent earnout liability	(389)	(190)	(291)	21

Adjusted EBITDA	$5,548	$3,756	$12,135	$8,675

Adjusted EBITDA as a percent of total revenue	8%	7%	6%	6%

	Three Months Ended May 31,			Nine Months Ended May 31,
($ in thousands)	2021	Per Share	2020	2021	Per Share	2020
GAAP Net Loss (1)	$(357)	$—	$(1,999)	$(11,372)	$(0.08)	$(8,453)
Add: GAAP tax provision	353		267	1,056		889

GAAP pre-tax loss	(4)		(1,732)	(10,316)		(7,564)

Share-based compensation expense	1,697		480	9,305		1,404
Amortization of intangible assets	3,994		3,994	11,982		11,982
Change in fair value of contingent earnout liability	(389)		(190)	(291)		21

Non-GAAP pre-tax income	5,298		2,552	10,680		5,843

Non-GAAP tax provision applied at a 24% tax rate (2)	1,272		612	2,563		1,402

Non-GAAP Net Income (1)	$4,026	$0.03	$1,940	$8,117	$0.06	$4,441

Shares used in computing Non-GAAP income per share amounts:(1)
GAAP weighted-average shares - basic and diluted	131,613,003			130,992,672
Non-GAAP dilutive shares excluded from GAAP loss per share calculation	3,575,928			3,575,928

Non-GAAP weighted-average shares - diluted	135,188,931			134,568,600

(1)

Prior to Duck Creek’s initial public offering in August 2020, there were no shares of common stock outstanding, and the membership structure of Duck Creek Technologies consisted of limited partnership units. Accordingly, comparable period net loss per share has not been presented because it would not be meaningful to the users of the Company’s consolidated financial statements.

(2)

Our GAAP tax provision is primarily related to state taxes and income taxes in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the U.S. For purposes of determining our Non-GAAP Net Income, we have applied a tax rate of 24% which represents our estimated effective tax rate once we are profitable on a GAAP basis.

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$6,875	$18,196	$(16,218)	$8,247
Purchases of property and equipment	(162)	(470)	(834)	(3,164)
Capitalized internal-use software	(114)	(885)	(864)	(2,440)

Free Cash Flow	$6,599	$16,841	$(17,916)	$2,643